UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          Form 8-K

                       Current Report
  Pursuant to section 13 or 15(D) of the Securities Act of
                            1934

Date of Report (Date of earliest event reported): September 23, 2004
                                                  ------------------

               Dynasil Corporation of America
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   (Exact name of registrant as specified in its charter)

     New Jersey                                   22-1734088
     -----------                                  ----------
(State or other                                  (IRS Employer
jurisdiction of incorporation)                 Identification No.)


       385 Cooper Road, West Berlin, New Jersey, 08091
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          (Address of principal executive offices)


                       (856)-767-4600
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    (Registrant's telephone number, including area code)


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Item 3.02 UNREGISTERED SALES OF EQUITY SECURTIES.

On September 23, 2004, the Registrant, Dynasil Corporation of America ("Dynasil") entered into a Subscription Agreement with Mr. Craig T. Dunham pursuant to which Mr. Dunham agreed to acquire 1,000,000 shares of Dynasil's common stock at a cash purchase price of $.15 per share. The aggregate dollar amount of the transaction was $150,000. On that date, Dynasil also granted a Stock Purchase Warrant to Mr. Dunham (the "Warrant") pursuant to which Mr. Dunham may acquire, at any time prior to January 31, 2008, up to an additional 1,200,000 shares of Dynasil's common stock at an exercise price per share of $.225, provided, however, that if Dynasil does not acquire all the equity securities or assets of Optometrics, LLC within six months of that date, the exercise price will be $.25 per share. The Warrant is exercisable in cash or allocation of two-thirds of an annual bonus equal to twenty percent (20%) of Dynasil's net income after taxes in excess of $100,000 for each fiscal year ending after October 1, 2004. The annual bonus is payable under the terms of an Agreement of Employment effective as of October 1, 2004 pursuant to which Mr. Dunham will become Dynasil's President and Chief Executive Officer and its temporary. The common stock sale and warrant grant were effected pursuant to section 4(2) of the Securities Act of 1933 as privately negotiated transactions that did not involve any public offering.

Item 5.01 CHANGE IN CONTROL OF REGISTRANT

By virtue of the transaction described under Item 3.02 of this Report (which is incorporated herein by reference), Mr. Craig T. Dunham may be deemed to have acquired control of Dynasil. As a result of his acquisition of 1,000,000 shares of Dynsail common stock, Mr. Dunham acquired approximately 31% of the Dynasil shares to be outstanding after that transaction. His acquisition of a Stock Purchase Warrant from Dynasil to acquire up to an additional 1,200,000 shares of Dynasil's common stock entitles Mr. Dunham, if that Warrant is exercised in its entirety, to acquire up to a total of 2,200,000 shares, representing approximately 49.5% of Dynasil's outstanding shares, based on the current number of outstanding shares. The Company believes that Mr. Dunham used personal funds to acquire the 1,000,000 shares and intends to use personal funds to exercise the Warrant. In connection with his execution of the Agreement of Employment referred to in Item 3.02, Mr. Dunham has been elected a director of Dynasil, effective October 1, 2004.


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                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DYNASIL CORPORATION OF AMERICA

Date: August 30, 2004       By:  /s/ John Kane
                            -----------------------------

                             John Kane
                             President, Chief Executive
                             Officer and Chief Financial
                             Officer
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                        EXHIBIT INDEX

99.1 Press release, dated September 23, 2004, issued by
     Dynasil Corporation of America announcing new CEO.